CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Seahawk Deep Ocean Technology, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our reports dated May 12, 1995, relating to the consolidated financial state-ments of Seahawk Deep Ocean Technology, Inc. and the financial statements of Seahawk I, Ltd., Seahawk II, Ltd. and Eagle Partners, Ltd. We also consent to the reference to our firm under the caption Experts' in the prospectus.

                                  /S/ Giunta, Ferlita & Walsh, P.A.
                                  GIUNTA, FERLITA & WALSH, P.A.
                                  Tampa, Florida

February 5, 1996